Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11465 on Form S-8 of our reports dated March 30, 2006, relating to the financial statements of Steinway Musical Instruments, Inc., and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Steinway Musical Instruments, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 30, 2006